Exhibit 10.4

AMENDMENT NO. 3 TO

EMPLOYMENT AGREEMENT

WHEREAS, Semiconductor Components Industries, LLC (“Company”) and W. John Nelson (“Executive”) entered into an Employment Agreement dated as of May 1, 2007 (“Agreement”) and as previously amended;

WHEREAS, all defined terms used herein shall have the meanings set forth in the Agreement unless specifically defined herein;

WHEREAS, as of February 23, 2010 the Compensation Committee (“Committee”) of the Board of Directors of ON Semiconductor Corporation considered and approved an increase, effective January 1, 2010, of the maximum target bonus percentage for the Executive from 75% to 80% of his Base Salary during the applicable Performance Cycle under a bonus Program established and approved by the Committee and/or Board; and

WHEREAS, the Company and the Executive now wish to amend the Agreement to reflect the increase to the maximum target bonus percentage to 80% consistent with the Board’s and Committee’s approvals and make certain related conforming changes to the Agreement.

NOW, THEREFORE, for mutual consideration the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1. Effective January 1, 2010, Section 2(b) of the Agreement related to “Compensation” is hereby amended by replacing such section in its entirety with the following:

“(b) In addition to the Base Salary, during the Employment Period, the Executive shall be eligible to participate in the bonus program established and approved by the Board (the “Program”) and, pursuant to the Program, the Executive may earn a bonus (the “Bonus”) on an annual or other performance period basis (a “Performance Cycle”) of up to a maximum target of 80% of Base Salary earned during the applicable Performance Cycle or an additional amount as approved by the Board under the Program and in each case based on certain performance criteria; provided that the Executive is actively employed by the Company on the date the Bonuses are paid under the Program, except as provided in Section 5(a) herein. The Bonus may be paid annually or more frequently depending upon the Performance Cycle, as determined by the Board and pursuant to the Program. The Bonus will be specified by the Board, and the Bonus will be reviewed at least annually by the Board.”

2. This Agreement shall amend only the provisions of the Agreement as set forth herein. Those provisions of the Agreement not expressly amended shall be considered in full force and effect.

IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment as of the 24 day of March, 2010.

COMPANY:	Semiconductor Components Industries, LLC

	By:	/s/ COLLEEN MCKEOWN
	Name:	Colleen McKeown
	Title:	Senior Vice President of Human Resources

EXECUTIVE:	W. John Nelson, in his individual capacity

	By:	/s/ W. JOHN NELSON
	Name:	W. John Nelson
	Title:	Executive Vice President & Chief Operating Officer

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